EXHIBIT 10.68
AMENDMENT NO. 1
TO
THE NORTH AMERICAN COAL CORPORATION
VALUE APPRECIATION PLAN FOR YEARS 2006 TO 2015
     The Compensation Committee of the Board of Directors of The North American Coal Corporation (the “Company”), hereby adopts this Amendment No. 1 to The North American Coal Corporation Value Appreciation Plan for Years 2006 to 2015 (the “Plan”), effective as of January 1, 2006. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
     The first sentence of Section 5.2(a) of the Plan is hereby amended in its entirety to read as follows:
     “Each Participant’s interest in his VAP Account under this Plan shall vest at the rate of 20 percent for each year during which a Participant remains in the continuous employ of the Company or a Subsidiary following the January 1st of the year in which a Participant is first credited with a VAP Target Amount under the Plan; provided however, that a Participant’s interest in his VAP Account shall become immediately 100 percent vested in the event (i) of such Participant’s death or Disability while employed by the Company or a Subsidiary; (ii) such Participant remains in the continuous employ of the Company or a Subsidiary through December 31, 2015 or (iii) of such Participant’s termination of employment with the Company or a Subsidiary at or after age 55 with at least 10 years of service or at or after age 65 (i.e., retirement).”

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